UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              QUARTZ VENTURES INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                                71-1029846
  (State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                               Identification No.)

29115 North 144th Street, Scottsdale, AZ                           85262
(Address of principal executive offices)                         (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

 Not Applicable                                             Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:
333-152754 (if applicable)

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form S-1, as amended, filed with the commission under File No. 333-152754 incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

The following exhibits are filed as a part of this registration statement:

Exhibit
Number                               Description
------                               -----------

 3.1        Articles of Incorporation (1)

 3.2        Bylaws (1)

 5.1        Legal opinion of Diane Dalmy, Esq., with consent to use (1)

10.1        Purchase and Sale Agreement dated January 15, 2007 (1)

10.2        Form of Private Placement Subscription Agreement (1)

23.1        Consent of Independent Registered Public Accounting Firm (1)

23.2        Consent of Geologist (1)

23.3        Consent of Counsel (included in Exhibit 5.1) (1)

----------
(1) Attached as an exhibit to the Registration Statement on Form S-1, filed on August 4, 2008.

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
                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUARTZ VENTURES INC.

Date: December 3, 2009


/s/ Georgios Polyhronopoulos
----------------------------------------------------------
Georgios Polyhronopoulos
President, Chief Executive Officer, Secretary,
Treasurer, Chief Financial Officer and Director
(Principal Executive Officer, Principal Financial Officer,
and Principal Accounting Officer)


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